Exhibit 10.47

(01)

[LOGO]

Bank Credit Certificate (Mutual)

No.:	Value: R$ 2,867,809.94

I (we) shall pay for this BANK CREDIT CERTIFICATE, in the current local currency, to BANCO SAFRA S/A, or by its order, the certain, net and payable amount mentioned above, plus the charges, in the method, place of payment and maturity provided for in Table "II" below, all of which under the terms of the clauses and conditions foreseen in this Certificate.

1 - Parties
Creditor
BANCO SAFRA SA, with its principal place of business at Avenida Paulista, 2100 - CEP 01310-930, city of São Paulo - SP, enrolled under the National Registry of Legal Entities (CNPJ) no. 58 160 789/0001-28, hereinafter referred to simply as SAFRA.

Issuer	Name CIMCORP COM INT E INFORM S A Address ALAMEDA MADEIRA No. 258 City BARUERI Current Account Branch 09700 State SP	CPF/CNPJ District BARUERI CEP 06454-010
Guarantor(s)	Name Name/Company Name (01) Address City Name/Company Name (02) Address City Name/Company Name (03) Address City Name/Company Name (04) Address City	State CPF/CNPJ District CEP
Third Party Guarantor(s)	Name Name/Company Name (01) Address City Name/Company Name (02) Address City	State CPF/CNPJ District CEP

(02)

II Operation Characteristics

Operation Characteristics
01-Value of the Loan: R$ 2,867,809.94
02-Commission: 0.000000%
03 - Interest Rate:                                     0.600000 % per month
04 - Effective Interest Rate: 0.600000 % per month 7.442417 % per annum
05 - Final Maturity: 03/12/2012
06- Charges: FLOATING
07-lndexer/Reference Rate/CDI-Cetip: 100.00% OF THE DAILY AVERAGE RATE OF THE CDI – OVER BASE, DISCLOSED BY CETIP
08- Levy of charges:
08.1 In case of pre-fixed charges: interest at the fixed rate in field "03" of this table.
08.2 In case of post-fixed charges: monetary correction based on the variation index of the indexer or TR indicated in field "07" and interest at fixed rate in field "03", all of which related to this table.
08.3 In case of floating charges: flotation based on the CDI-Cetip – filed "07", and interest – field "03", all of which related to this table.
08.4 The charges of this sub-field(09) will fall upon: THE OUTSTANDING BALANCE
The charges of this sub-field (08.2) will  fall upon the daily outstanding balance.
Note: For purposes of calculation and levy of the charges, a commercial year of three hundred sixty (360) days will be considered.
09. Periodicity of capitalization of the charges
10. Place of Payment
DAILY                                                           SÃO PAULO
11. Method of Payment
11.1-Value of the principal, when it comes to a post-fixed or floating operation, the value of the principal + interest, when it comes to a pre-fixed operation

Installment No.	Maturity	Value

11.2. Charges: (i) if post-fixed operation: interest + monetary correction or TR, or (ii) if floating operation: floating percentage of the CDI and interest, on the following dates: In the maturities of the installments of the principal value provided for in field “11.1” of this Table.
12. Place of release of resources
Bank Code
422
Branch Code

Checking Account No.

13. Other charges and expenses
13.1. Taxes and contributions
13.1.1. IOF – rate of:
a) 0.004100% per day – Value R$ 21,375.10
b) 0.380000% calculated on the Credit value – Value R$ 10,897.68
13.1.2. Others:
Rates in force on the operation contracting date, applied as per the specific legislation.
13.2. Tariffs and other expenses
Contract issuance tariff:
R$ 300.00                           Other-R$
Effective Tariffs – as per the service tariff tables attached in the premises of SAFRA Branches.
14. Guarantees
As per the Guarantee Constitution Particular Instrument(s) attached.
[X] Fiduciary assignment
[X] Statutory lien
[X] Mortgage
[X] Pledge
[X] Suretyship
[X] Others
[X] Not applicable

15. Commission on early settlement
Coefficient: 0.019942%
Maximum Value: R$ 93,981.76

(03)

Ill- Issuance and Other Data of this Certificate
01. Number of counterparts: three (3)	02. Issuance Place SÃO PAULO	03. Issuance Date 08/24/2011

OBJECT
1st SAFRA grants to the ISSUER, and the latter accepts, the loan in the value indicated in field "01" of Table "II" of the preamble, with the respective net proceeds, with the value of the charges stipulated for immediate payment already deducted, received hereby by the ISSUER upon credit in the checking account mentioned in field "12" of the same Table "II", which it holds.
FINAL MATURITY OF THE CREDIT
2nd The present Certificate will become due on the date established in field "05" of Table "d", so that, on such date, regardless of the contractual conditions contained herein, the value of the credit granted should be fully settled, along with the due charges.
CHARGES AND PAYMENTS
3rd The charges will be assessed as per the options related to the pre-fixation, post-fixation, flotation, scope and levy contained in fields "06", "07" and "08" of Table "II", capitalized in the periodicity foreseen in field "09" of the same Table "II", also by observing the provisions in the following items: I) when it comes to an operation with "pre-fixed" charges, the charges calculated at the fixed rate in field "03" of Table "II" will be calculated; II) when it regards operations with "post-fixed" charges, it should be applied: (a) interest at the rate indicated in field "03" of Table "II"; and (b) monetary correction or TR; NI) when it comes to operations with "floating" charges, (a) interest at the rate indicated in field "03" of Table "II" will be applied, along with (b) the percentage over the CDI-Cetip rate, as indicated in field "07" of Table "II".
PARAGRAPH ONE: In case of applying "floating" charges based on the CDI-Cetip, the interest in field "03" of Table "II" shall fall upon the outstanding balance of the principal, as well as the compensation basis, as per the CDI-Cetip rate, according to field "07" of Table "II", which shall have for the effects of the present instrument, a daily flotation. The compensation basis and flotation parameter will be the annualized rate practiced for the interbank deposits with a one-day duration, disclosed on a daily basis by CETIP (Clearing House for the Custody and Financial Settlement of Securities), at to the deposits performed on the bank business day immediately before the date of such disclosure (named "CDI-Cetip" rate).
PARAGRAPH TWO: It is hereby agreed that, in case: a) the indexer, TR or CDI-Cetip chosen in field "07" of Table "II" is extinguished, frozen, deflated, or ceases being predominantly used in the financial market to update/compensate the asset and/or liability operations of the financial institutions; or b) if the monetary authorities intervened directly or indirectly, in any way, including but not limited to, through the issuance or change of tax, monetary or financial rules, in establishing the update and/or formation of the fundraising costs, and application of funds from financial institutions and/or respective profitability during the course of the present credit operation, SAFRA may apply, as of that event, instead of the charges in force, according to this Certificate, the compensation basis, indexer, pre-fixed or post-fixed financial cost and/or interest rates used in the financial market in order to update/compensate for the fixed-term deposits with higher concentration of business and liquidity in that market. As a result of such changes, the present operation may, as the case may be, be converted by SAFRA from one modality into another one, from pre-fixed to post-fixed or floating. However, SAFRA, may choose for not proceeding with any changes, by keeping the application of the charges then effective. In any of the cases provide for above, where a change in charges and/or operation modality is found, SAFRA shall communicate in advance, in writing, to the ISSUER on the changes made.
PARAGRAPH THREE: For the purposes herein, (a) "post-fixed rate" is understood as the interest rate applied along  with a readjustment indexer or with a basic compensation rate, and (b) "pre-fixed rate", the interest rate applied separately, without any indexer or compensation rate. Hence, the parties agree in case of change in the monetary standard, the ISSUER’s obligations, whether in the respective due dates, whether in case of an early maturity, should be paid in the currency which is able to settle every type of obligation, already established or which may be established in the future, and not just able to settle the already existing obligations.
PARAGRAPH FOUR: The commission corresponding to the rate indicated in field "02" of Table "II", calculated over the loan value indicated in field "01" of Table "II", is payables at once herein, and SAFRA is hereby authorized to deduct the value of the commission from the disbursement values, subject matter of this Certificate, or to debit said value in the checking account used by the ISSUER at SAFRA.
PARAGRAPH FIVE: For the purposes of calculation of the effective interest rate mentioned in field "04" of Table "II" of the preamble, the following items and criteria have been considered:
1. Commission (field "02") and Interest Rate (field "03") of Table "II" – if any;
2. To these rates, the charges represented by the Indexer/Reference Rate/Flotation Parameter CDI-Cetip should also be incorporate, as indicated in field "07" of Table "II" – if any;
3. In case there is a parameter resulting from a percentage higher than 100%  in the composition of the effective rate, applied to the Flotation Parameter CDI-Cetip, such a differential will be included in the computation of the effective rate, taking into account the average rate of the CDI-Cetip disclosed on the date of signing of the present Certificate, estimated until the maturity (field "05" of Table "II");
4. Full use of the funds made available to the ISSUER will be considered during the whole existing term, up to the final maturity of this Certificate (field "05" of Table "II").
PARAGRAPH SIX: The value to be paid as a Tax on Credit, Exchange and Insurance Operations, and on Operations related to Securities (IOF) will be assessed by considering (i) the rate indicated in field "13.1.1 (a)" of Table "II", as per the declining exponential depreciation system, and (ii) the rate indicated in field "13.1.1(b)" of Table "II", levied just once over the credit value. The IOF will be borne solely by the ISSUER.
PARAGRAPH SEVEN: The rates and other expenses provided for in field "13.2" of Table "II" of the preamble will be payable by the ISSUER, and SAFRA is forthwith expressly authorized, irrevocably and irreversibly, to debit the respective values of the checking account held by the ISSUER, kept in Banco Safra S/A, or yet to deduct such values of the disbursement(s) subject matter of this Certificate. 4th The ISSUER undertakes to make the payment of the sums related to the obligations assumed herein, in the appropriate times and under the terms of the rules contained in Clauses 11 to 14 below, at SAFRA’s headquarters, or in any of its branches or premises, or yet, in a location to be previously indicated in writing by it.

(04)

Such sums should be paid under the following conditions: both in operations with "pre-fixed" charges and in operations with "post-fixed" and "floating" charges, the payment of the principal and charges will be performed under the conditions specified in field "11" of Table "II".

- GUARANTEES
5th So as to assure full, faithful and proper performance of all obligations, principal and accessory, arising out of this Certificate, the guarantee(s) mentioned in field "14" of Table "M" of his Certificate is(are) given to SAFRA, by a separate  instrument(s) which shall be an integral part of this Certificate for all legal purposes and effects.

6th SAFRA may, at any time, require the provision of guarantees aimed at assuring compliance with the obligations incurred because of the present Certificate, or demand the reinforcement of the guarantees already established, in this last case provided that the supervening events may, anyhow, undermine or reduce the value and/or liquidity of these securities. If the request is no longer met by the ISSUER within fifteen (15) days counted as of the receipt of the written request from SAFRA sent by mail registration, with protocol, or through Registries of Deeds and Documents, the debt shall be considered as an overdue debt in anticipation, with all the financial supplies, regardless of any other official order or notification.7th It is hereby agreed that all the guarantees connected to this Certificate, or that may be incorporated to it, shall be considered common to all transactions entered into  between SAFRA, or any member companies of "Organizações Safra", and the ISSUER or other companies which, in relation to the same ISSUER, are associated, holding, related or controlled, considered as such according to the definition provided in Article 243 and the sections of Law No. 6.404 of 12.15.1976, and the tax legislation, hereinafter simply called COMPANIES. Therefore, the Issuer irrevocably authorizes SAFRA and/or any of the companies of “Organizações Safra"  to exercise, as for the providers of these guarantees, whether they are real or personal, and/or as for their object, all the rights conferred by the instruments which formalize them and by means of the civil and commercial law, especially those relating to the fiduciary property, pledge, mortgage, surety bond, and in particular, but not limited to, the rights to sell, dispose of, assign or transfer the assets or rights pledged as collateral, to redeem them or get their proceeds. Due to the provisions herein, SAFRA and/or the member companies of “Organizações Safra" are expressly authorized to use the proceeds from the realization of the existing guarantees in the settlement or amortization of any debt resulting from the transactions made with the ISSUER and/or the COMPANIES.

- DEFAULT, EARLY MATURITY AND COMPENSATION
8th The early maturity of the ISSUER’s total debt, besides the other hypothesis foreseen in this instrument will be legally applied, regardless of any judicial or extrajudicial notification, for the purposes of Article 397 of the Civil Code, in the following cases occurred in relation to the ISSUER, and/or to the COMPANIES, and/or to the(s) GUARANTOR(S) and/or to the legal person surety(ies): a) in case any of the causes considered in articles 333 and 1.425 of the Civil Code occurs; b) if any declaration, information or document which has been, respectively, signed, provided or delivered by the ISSUER is verified as false; c) in any negotiable instrument is protested against the ISSUER; d) if the ISSUER and/or the COMPANIES has(have) its bankruptcy, non-business bankruptcy (concourse of creditors), judicial and extrajudicial recovery required, granted or decreed; e) if, without the express consent of SAFRA, the ISSUER, and/or the COMPANIES, and/or the GUARANTOR(S) and/or the legal person surety(ies) has(have), fully or partially, its controlling interest granted, transferred or, by any other means, disposed of; f) if, without the express consent of SAFRA, the ISSUER, and/or the COMPANIES, and/or the GUARANTOR(S) and/or the legal person surety(ies) suffer(s) during the term of this Certificate, any transformation, incorporation, merger or spin-off operation; g) if the ISSUER, and/or the COMPANIES, and/or the GUARANTOR(S) and/or the legal person surety(ies) default(s) on its obligations and/or do not settle, on the respective maturity, the debit under (its)their responsibility arising out of other agreements, loans or discounts entered into with SAFRA and/or any of the companies which are part of "Organizações Safra"; h) if, by any reason, the maturity of debts under the responsibility of the ISSUER, and/or of the COMPANIES, and/or of the GUARANTOR(S) and/or of the legal person surety(ies) is declared by any third-party creditor; i) if the Credit Information System  of the Brazilian Central Bank dealt with by the normative acts issued by the National Monetary Council and/or Brazilian Central Bank, and/or another system which, in virtue of a legal standard, complements or substitutes it, and/or any other credit information system or service, either private or state-owned, points out any default on the obligations of the ISSUER, and/or of the COMPANIES, and/or of the GUARANTOR(S) and/or of the legal person surety(ies); j) if the ISSUER suffers and adverse change in its equity and/or financial situation; and I) if the ISSUER, and/or the COMPANIES, and/or the GUARANTOR(S) and/or the legal person surety(ies) to file a suit against SAFRA or any of the companies belonging to "Organizações Safra" with any legal process.
PARAGRAPH ONE: In case of any total or partial default and/or of early maturity of the ISSUER’s obligations, arising out of any instrument or security, including, but not limited to, the present Certificate, the matured and payable bonds (in advance or not) of SAFRA shall be considered as extinguished, by operation of law, towards the ISSUER, up to the amount in which it is compensated with matured and payable bonds (in advance or not) of the ISSUER towards SAFRA and resulting from the same instruments or securities, including, but not limited to, the present Certificate, all of which regardless of prior notice or notification of any kind. It is hereby clarified that the partial compensation shall not relieve the ISSUER and/or the real or personal guarantor(s), including, but not limited to, sureties, either natural or legal persons, who shall remain responsible for the remaining balance of their obligations and respective increments, until total settlement with SAFRA.
PARAGRAPH TWO: For settlement of all obligations of the ISSUER, in case the compensation dealt with in the previous paragraph does not occur, or the remaining balance referred to in the end of the same paragraph, if the compensation is partial, after the performance, if any, of the real guarantees represented by fiduciary assignment and/or pledge of a negotiable instrument and/or securities and/or any financial investments, without prejudice to the foreclosure of the other guarantees constituted of the present Certificate, all credits, existing values in investment accounts, investments in fixed and/or variable income securities, and/or public or private securities, negotiable instruments in collection, precious metals, any funds, savings accounts, or any assets or other modalities of applications practiced in the financial and/or capital market which the ISSUER and/or the GUARANTOR(S), and/or the legal person surety(ies) hold(s) at SAFRA, and/or which are or will be administered and/or held in custody by Banco Safra S/A, Banco J. Safra S/A, Banco Safra de Investimento S/A, JS Administração de Recursos S/A, Safra Seguros Gerais S/A, Safra Vida e Previdência S/A, Safra Corretora de Valores e Câmbio Ltda., Safra Distribuidora de Títulos e Valores Mobiliários Ltda., or Safra Leasing S/A - Arrendamento Mercantil, as well as with any other companies belonging to "Organizações Safra", may be used by SAFRA.

(05)

For such, the companies of "Organizações Safra" above mentioned are forthwith, irreversibly and irrevocably, authorized to, as may be the case and under the terms and condition they believe to be convenient: a) to get custody, redeem, dispose of to third parties, grant and transfer credits, rights and obligations, compensate, or in any way dispose of or receive the product of such instruments, applications and assets, transferring the respective funds to SAFRA, as soon as the default or either ordinary or early maturity of the ISSUER’s debit occurs; and b) sign transfer agreements, transaction notes, receipts, custody transfers, and all other documents which might be necessary for compliance with the provisions in this paragraph. All taxes, expenses or charges of any nature falling upon such operation(s) will be borne by the ISSUER.

- DELAY IN PAYMENT AND LATE PAYMENT SURCHARGE
9th Default, in the respective maturity, of any of the installments of its debit or failure to perform any obligation assumed by the ISSUER, in the present Certificate, shall determine the immediate termination of the credit granted, with the total outstanding debit becoming hereby due and payable, plus the late payment surcharge, the interest in arrears, of the contractual penalty, the attorney fees and other occasional expenses resulting from delay. In such a case, SAFRA will be entitled to the right to proceed to the immediate foreclosure of any guarantee made, without waving the other ones connected to this Certificate or which might be so, and such guarantees may, at any time, be foreclosed  up to the final and full settlement of the debit.
10th In case of delay in payment of any obligations assumed by the ISSUER, and without prejudice to the provisions of the other clauses of this Certificate, the late payment surcharge and interest in arrears should be levied on the debit values, capitalized in the periodicity provided for in field "09" of Table "li" of the preamble, besides the penalty, as per the paragraphs below.
PARAGRAPH ONE: The late payment surcharge, calculated on a daily basis over the debit in arrears, will be calculated from the maturity date to the day of its effective payment, in conformance with the rates that SAFRA is practicing at the time, and, since it refers to a judicial collection, it shall be due and payable according to the rates adjusted in this Certificate.
PARAGRAPH TWO: The interest in arrears will be one percent (1%) per month, calculated on a daily basis, over the total debit updated in conformance with what has been established in the previous paragraph.
PARAGRAPH THREE: Over the value of the debit calculated in the form set forth in the previous Paragraphs One and Two, an indivisible, non-compensating, contractual penalty, of two percent (2%) will be levied.
PARAGRAPH FOUR: The receipt of the principal and any accretions, even without caveats, shall constitute an assumption of settlement of the charges or any other amounts due.
- DEBITS ON ACCOUNT
11th The parties agree that all and any payment of the ISSUER to SAFRA resulting from the Certificate should be performed in proper times, upon the debit performed in the checking account held by the ISSUER kept with Banco Safra S/A, for credit of SAFRA, being the latter authorized to perform the procedures and entries necessary for that purpose. For such, the ISSUER commits to supply timely said checking account with free and available funds, in a bank reserve, necessary to perform such debits, under the à terms of Clause 14 below.
12th The ISSUER and the GUARANTOR(S) authorize, irrevocably and irreversibly, that their respective checking accounts at Banco Safra S/A be debited, for any sums due or which may become due, as the principal and accessories, any  charges and accretions, late payment surcharge, interest in arrears, penalties, attorney’s fees, taxes, expenses and other sanctions expressed in this Certificate or in any other instrument entered into with SAFRA and/or with any other companies belonging to "Organizações Safra", which payment has not been performed fully under the terms of Clause 11 above, in the corresponding due date, contractually stipulated, with the credit and/or transfer of said sums being consequently authorized to SAFRA and/or the abovementioned companies for amortization or settlement of the outstanding debit, including the principal and other values appraised in this clause. All and any expenses, including any kind of tax charges, incurring and/or arising out of the compliance with the stipulation in the present clause, shall be borne and under the sole responsibility of the ISSUER, and the respective amount, once assessed, should be added to the total debit of the latter.
13th The ISSUER also authorizes SAFRA to debit on its checking account, any values due by it, the ISSUER, and/or by the COMPANIES to SAFRA, resulting from trade notes, promissory notes, drafts and any other negotiable instruments, overdue and unpaid, under the responsibility of the ISSUER and/or of the COMPANIES, which have been discounted or pledged as collateral to SAFRA, or also of which collection has been assigned to it by the respective creditors. Without prejudice to the authorization granted herein, which may exercised by SAFRA at any time and if no balance is verified in the checking account of the ISSUER, which may make it impossible to perform the debit allowed, SAFRA is still, hereby, expressly and irrevocably authorized to use the values, credits, applications and assets dealt with in Paragraphs One and Two of Clause 8, in the amortization or settlement of the debits subject matter of this clause.
14th The expressions "coverage of the outstanding balance", "settlement of outstanding balance", "settlement", "payment" and "amortization" contained in the present instrument, its attachments and addenda, shall always mean compliance with such obligations by the ISSUER upon delivery of funds in a checking account held by it at Banco Safra S/A, as free, unblocked, transferable and available in bank reserves, in order to accommodate the debit on the maturity dates (original or early, as these may be authorized by SAFRA, or required by it, in case one of the hypotheses provided by law or herein occur) of the amortization installments on the final due date of the principal and related interest, as the case may be, of the present credit operation, of the respective charges, including the default charges, without prejudice to the payment, to the rates or tariffs related to the bank services and products effectively used.
SOLE PARAGRAPH: In case there are funds in the checking account, but unavailable or not released yet in the bank reserves on the maturity date of the amortization installment or of the final installment, SAFRA is entitled to proceed to the debit on the checking account of the ISSUER kept at SAFRA for the funds necessary to settle the obligation, as well as the charges due by the withdrawal on a bank reserve unavailable and the eventual taxes and other costs or expenses arising out of said withdrawal. The provisions in this Sole Paragraph does not impair at all the right of SAFRA to debit or redeem other assets of the ISSUER to satisfy the mentioned charges, cost and expenses, as permitted by the law or herein, or to charge them in another way that is allowed or not barred by law.

(06)

- GUARANTORS

15th THE GUARANTOR(S) of this Certificate appear(s), also in this act, in the condition of joint debtor(s), expressly agreeing with the terms herein, assuming joint and several liability along with the ISSUER, irrevocably and irreversibly, for total and full settlement of the debt, comprising the principal and accessories, any charges and accretions, late payment surcharge, interest in arrears, penalties, attorney’s fees, expenses and other sanctions expressed in this Certificate, confirming and recognizing everything as net, certain and payable. Moreover, the parties clarify that the references to the ISSUER and GUARANTORS are not understood as made to the ISSUER or GUARANTORS jointly or to each of them individually.

 - TAXES AND OTHER BURDENS
16th The burdens resulting from all and any levies, taxes, fees, social, fiscal, parafiscal contributions, or others, as well as for the respective increases, changes in the calculation base or computation period, readjustments and default charges, taxes and contributions, these already existing or which may be created in the future and which are or may be supported by SAFRA, arising out of this Certificate, including, among others (taxes and contributions), those calculated based on any gross or net revenue, by restricting proportionally in this last case the ISSUER’s responsibility for the tax burden resulting from the revenue from the Certificate, which may or not integrate the global (gross or net) revenue of SAFRA shall be the responsibility of the ISSUER and fully supported by it. It is also the responsibility of the ISSUER all and any burdens which may be suffered by SAFRA as a result of the creation, increase in the rate, change in the calculation base or computation period, of fits or compulsory collections levied, either directly or indirectly over the raising of necessary funds to keep this Certificate, or yet, any burdens which may be levied on the assets of SAFRA.
PARAGRAPH ONE: The abovementioned burden payment shall be performed by the ISSUER to the extent or in the proportion of the amounts due based on this Certificate, whether as a principal, correction, monetary update, exchange variation, interest, rates and other monies, and nonperformance thereof shall constitute default of the present instrument, with the consequences and sanctions for such provided herein, including, but not limited to, the early maturity. In case, after the settlement of the abovementioned sums, any difference due by the ISSUER is verified in virtue of the present clause, the ISSUER will be notified of such difference, which should be promptly settled by it.
PARAGRAPH TWO: All and any expenses arising out of this Certificate shall still be borne by the ISSUER, such as, but not limited to, notarial fees.
- EARLY SETTLEMENT
17th The ISSUER will be entitled to the early settlement of the installment of the debt resulting from this Certificate, or it total, upon the proportional reduction of interest.
PARAGRAPH ONE: In case the ISSUER chooses the early settlement of the debt, fully or partially, it will be due by it on the same date in which said settlement is performed, a commission calculated in the form established in the items below, by respecting the maximum value set forth in field "15" of Table "H" of the preamble:
(i) For the calculation of the commission dealt with in this paragraph, it is first necessary to multiply the sum of the value of the installments to be settled in advance, already brought to the present value upon the proportional reduction of interest, by the coefficient indicated in field "15" of Table "II" of the preamble;
(íi) The value obtained in the terms of the previous item (i) should be multiplied by the average term weighted, in calendar days, of the installments to be settled in advance, taking into account the date of the effective settlement and the date of the original maturity of each installment;
(iii) The result obtained in the terms of item (ii) above shall correspond to the value of the commission due by the ISSUER to SAFRA, which the ISSUER hereby authorizes, irrevocably and irreversibly to be debited on its checking account, under the same terms of Clauses 11 and 14 above.
PARAGRAPH TWO: It is expressly established that, in order to settle in advance its debt in the terms of the present clause, the ISSUER should necessarily perform the full payment of the eventual sums which are delayed, comprising the principal and charges, including default charges. In that case, the amount in arrears, with the respective charges, shall be added to the sum of installments to be settled in advance, for the purposes of the calculation of the commission set forth in Paragraph One above.
- ADDITIONAL PROVISIONS
18th SAFRA may, at any time, grant, transfer, or exert, fully or partially, the rights and obligations, negotiable instruments, shares and guarantees from this Certificate, regardless of notice or authorization of any kind.
19th SAFRA may issue this Bank Credit Certificate backed by the present instrument, which can be freely negotiated in the market, all in conformance with Articles 43 and 44 of Lei no. 10.931, of 08.02.2004, and with the rules issued by the National Monetary Council and the Brazilian Central Bank.
20th The ISSUER undertakes, during the term of the present Certificate and up to the final compliance with the obligations assumed herein, to submit to SAFRA, duly attached by the profit and loss account statement, a copy of its semi-annual balance sheet and annual balance sheet.
21st The ISSUER, the GUARANTOR(S) and the THIRD PARTY GUARANTOR(S), hereby expressly authorize SAFRA and/or any finance company belonging to "Organizações Safra" to enter the information obtained from the ISSUER, to the GUARANTOR(S) and to the THIRD PARTY GUARANTOR(S), as well as checking the information consolidated on their behalf, in the Credit Information System of the Central Bank, dealt with in the normative acts issued by the National Monetary Council and/or the Brazilian Central Bank, and/or another system which, by virtue of the legal rule, complements or supersedes it, with the present authorization remaining valid for the whole period during which the ISSUER, the GUARANTOR(S) and the THIRD-PARTY GUARANTORS are customers of SAFRA of of any other finance company belonging to "Organizações Safra", or also whereas the obligations originating from the present instrument subsist as outstanding and unsettled.

22nd It is established that, if any of the parties refrain from exercising the rights or powers which they enjoy in this Certificate or else if they agree with the delays in compliance with the obligations in charge of the other party, those rights and powers  shall not be affected, which might be exercised at any time by the non-defaulting party, at its sole discretion, with those acts of tolerance not implying in any other waiver or amendment of the conditions established in this Certificate or obliging the non-defaulting party to the maturities and defaults.

(07)

23rd If, for defending its rights arising out of the present instrument, or to receive what is due to it, some parties need to resorts to administrative and legal means, it will be entitled to compensation against the defaulting party, for the resulting legal costs and expenses, besides the attorney’s fees incurred, and in case of legal collection, the attorney’s fees will be determined by the Court.
24th THE PARTIES ELECT THE CENTRAL COURT OF THE JUDICIAL DISTRICT OF SÃO PAULO - SP (JOÃO MENDES JÚNIOR) AS COMPETENT TO TAKE COGNIZANCE OF AND SETTLE ANY DOUBTS OR ISSUES WHICH PERCHANCE MAY RESULT FROM THIS CERTIFICATE, AND THE SAME COURT MAY STILL BE DETERMINED BY THE JUDICIAL DISTRICT WHERE THIS INSTRUMENT IS SIGNED.

ISSUER
CIMCORP COM INT E INFORM S.A.

Guarantor (1)

Spouse/companion of Guarantor (1)

Guarantor (2)

Spouse/companion of Guarantor (2)

Guarantor (3)

Spouse/companion of Guarantor (3)

Guarantor (4)

Spouse/companion of Guarantor (4)

Third Party Guarantor (1)

Spouse/companion of Guarantor (1)

Third Party Guarantor (2)

Spouse/companion of Guarantor (2)

COMMUNICATION RELATED TO THE CREDIT INFORMATION SYSTEM (SCR)
In virtue of the issue of new rules by the National Monetary Council, which aim at changing and consolidating the regulation related to the supply of information about the credit operations to the Brazilian Central Bank (BACEN), "Organizações Safra" hereby communicates to the parties that: a) the debts and responsibilities arising out of the operations with credit characteristics performed by the customers will be recorded in the Credit Information System (SCR); b) the SCR aims at (i) providing information to BACEN for the purposes of supervision of the credit risk which the financial institutions are exposed to, and (ii) promoting the exchange of information between these institutions, about the amount of debits and responsibilities of the customers in credit operations, aiming at subsiding the credit and business decisions; c) the customers may have access to the data appearing in their names on the SCR by means of the BACEN’s Public Service Center (CAP); d) requests for corrections, of exclusions and records of legal processes and expressions of dissent as to the information contained of SCR should be addressed to "Organizações Safra" by means of a substantiated written request, as may be the case, attached of the respective court decision; e) the query on any information of the SCR will depend on the previous authorization of the customers.

Safra Service center: (55) 03001051234 Custom service, Mon through Fri, 9 am – 7 pm, except on holidays.	Legal Person Support Center: São Paulo Capital and Greater São Paulo (11) 3175-8248 Other Locations 0800 015 7575 – Custom Service, Mon through Fri, 8 am – 7:30 pm, except on holidays.
SAC – Customer Service: 0800 772 5755 – 24/7.	Ombudsman (in case you have already contacted the SAC and are not satisfied: 0800 7701236, Mon through Fri, 9 am – 6 pm, except on holidays.

(08)

To

Banco Safra S/A

Avenida Paulista, 2100

São Paulo – SP

Ref.: Letter of Suretyship

No.

Issue Date 08/24/2011

Final maturity 03/12/2012

Value 2,867,809.94

Principal debtor CIMCORP COM INT E INFORM S A

We declare hereby for all legal effects, the following:
1st I (We) assume before this institution, under the condition of surety(ies) and primary obligor(s), irrevocably and irreversibly and under the conditions and terms stipulated herein, full and direct responsibility for all present and future obligations, both principal and accessory, contracted by the PRINCIPAL DEBTOR(S) in the contract(s)/negotiable instrument(s) above mentioned and the "Operation(s) Guaranteed" characterized, as well as their respective riders, postponements, renewals or rectifications, which this suretyship becomes an integral part of.
2nd As guarantor(s) of each Operation(s) Guaranteed at issue, and as the joint responsible(s) for the total settlement of each debit contracted by any PRINCIPAL DEBTOR(S) above mentioned, I (we) undertake to perform to you the payment of the principal, interest, any charges, including in arrears, returns, variation, exchange variation, readjustment, update and monetary correction, commissions, including late payment surcharge, contractual penalty, attorney’s fees, tariffs, judicial and extrajudicial expenses, taxes and contributions of any nature and any other values which become due because of said Operation(s) Guaranteed, in case any of the PRINCIPAL DEBTOR(S) fails to perform any of the obligations contracted by him/her(them), especially as to default in the respective maturities, of any of the installments of the debit(s) guaranteed.
3rd I (We) assume hereby, irrevocably and irreversibly, the duty of satisfying before you, in the maximum term of forty-eight (48) hours counted as of the simple notice made to me (us) by you, any of the obligations guaranteed by the present instrument, which has not been timely and fully performed by the PRINCIPAL DEBTOR(S), also  in case of early maturity, in spite of the law or any authority granting any kind of amnesty to the PRINCIPAL DEBTOR(S).
4th Nonperformance within the term established above of such obligations shall constitute to me (us) a default, for all legal purposes and effects, regardless of any judicial or extrajudicial notification, and you are thence authorized to take the applicable legal measures.
5th I (We) authorize you likewise, irrevocably and irreversibly, to debit on my/our checking account(s) kept at Banco Safra S/A, in case there are any sums to become due by me (us) as a result of the suretyship provided herein, in case the payment is not performed within the term indicated in Clause 3 above.
6th The suretyship granted herein comprises partial executions, to the extent that the PRINCIPAL DEBTOR(S) fail(s) to perform any of the obligations included in the Operation(s) Guaranteed, without the present suretyship suffering any loss or mitigation of its full effectiveness as a result of these partial executions.
7th I (We) declare to be fully aware and agreeable to all the terms, clauses and conditions of each Operation Guaranteed which the present guarantee refers to, including as to the early maturity and immediate enforceability of each debit, in case lateness of any PRINCIPAL DEBTOR(S) characterizes in relation to any due and unpaid installment or yet by default of any of the obligations contained in the same Operation(s) Guaranteed.
8th I (We) have also recognized the fact that the suretyship provided by me (us) to you in guarantee for each debit taken by the PRINCIPAL DEBTOR(S) is completely detached and independent of any other guarantees, although real, granted to you in the Guarantee Operations.
9th Likewise, we waive the benefits provided under articles 366, 827, 829, Sole Paragraph, 830, 835, 837, 838 and 839 of the Civil Code, and 77 and 595 of the Civil Procedure Code, by acting jointly and severally with the PRINCIPAL DEBTOR(S) under the condition(s) of the primary obligor(s). The guarantee which we grant them is, then, absolute, unchangeable, irrevocable and unconditional, not comprising the right of withdrawal under any circumstance and lasting during the whole term of the obligations assumed by the PRINCIPAL DEBTOR(S) in the Guaranteed Operation(s) and until effective compliance with the same obligations.

(09)

10th In virtue of the issue of new rules by the National Monetary Council, which aim at changing and consolidating the regulation related to the supply of information on the credit operations to the Brazilian Central Bank (BACEN), I (we) recognize that: a) the debits and responsibilities arising out of the operations with credit characteristics performed by the customers of financial institutions will be recorded in the Credit Information System (SCR); b) the SCR aims at (i) providing information to BACEN for purposes of credit risk supervision which the financial institutions are exposed to, and (ii) promote the exchange of information between these institutions about the amount of debits and responsibilities of the customers in credit operations, with the purpose of subsiding credit and business decisions; c) the customers may have access to the data appearing in their names in the SCR by means of BACEN’s Public Service Center (CAP); d) requests for corrections, of exclusions and records of legal processes and expressions of dissent as to the information contained of SCR should be addressed to the respective financial institution by means of a substantiated written request, as may be the case, attached of the respective court decision; e) the query on any information of the SCR will depend on the previous authorization of the customers.
11th Hereby, I (we) authorize you and/or any finance company belonging to "Organizações Safra" to enter information obtained with me (us), as well as checking the information consolidated in my (our) name(s), in BACEN’s Credit Information System, dealt with in the normative acts issued by the National Monetary Council and/or BACEN, and/or other system which, in virtue of a legal rule, complements or supersedes, with the present authorization remaining valid whereas the present guarantee subsists.
12th The parties elect the Court of the Judicial District of the capital city of São Paulo, State of São Paulo, as competent for settling any issues arising out of this suretyship.
In witness whereof, I (we) sign the present instrument in three (03) counterparts of equal content and for just one effect.
Faithfully yours,

Surety(ies)

Name/Company Name: TADEU VANI FUCCI
Address:
CPF/CNPJ:
RG  (ID no.):

Agreement of the spouse/companion (01):
MARILENA SENNE SOARES FUCCI
Address.:
CPF:
RG:

Name/Company Name: CIMCORP INC
Address.: No.
CPF/CNPJ:
RG:

Agreement of the spouse/companion (02):
Address:
CPF:
RG:

Witnesses
Name
CPF

COMMUNICATION RELATE TO THE CREDIT INFORMATION SYSTEM (SCR)
In virtue of the issue of new rules by the National Monetary Council, which aim at changing and consolidating the regulation related to the supply of information about the credit operations to the Brazilian Central Bank (BACEN), "Organizações Safra" hereby communicates to the parties that: a) the debts and responsibilities arising out of the operations with credit characteristics performed by the customers will be recorded in the Credit Information System (SCR); b) the SCR aims at (i) providing information to BACEN for the purposes of supervision of the credit risk which the financial institutions are exposed to, and (ii) promoting the exchange of information between these institutions, about the amount of debits and responsibilities of the customers in credit operations, aiming at subsiding the credit and business decisions; c) the customers may have access to the data appearing in their names on the SCR by means of the BACEN’s Public Service Center (CAP); d) requests for corrections, of exclusions and records of legal processes and expressions of dissent as to the information contained of SCR should be addressed to "Organizações Safra" by means of a substantiated written request, as may be the case, attached of the respective court decision; e) the query on any information of the SCR will depend on the previous authorization of the customers.

Safra Service center: (55) 03001051234 Custom service, Mon through Fri, 9 am – 7 pm, except on holidays.	Legal Person Support Center: São Paulo Capital and Greater São Paulo (11) 3175-8248 Other Locations 0800 015 7575 – Custom Service, Mon through Fri, 8 am – 7:30 pm, except on holidays.
SAC – Customer Service: 0800 772 5755 – 24/7.	Ombudsman (in case you have already contacted the SAC and are not satisfied: 0800 7701236, Mon through Fri, 9 am – 6 pm, except on holidays.